UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 30, 2006

Date of Report (Date of earliest event reported)

CB Richard Ellis Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Sepulveda Blvd., Suite 1050, El Segundo, California 90245

(Address of principal executive offices, including zip code)

(310) 606-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry Into a Material Definitive Agreement.

On October 30, 2006, CB Richard Ellis Group, Inc. (the “Company”) and its wholly-owned subsidiary, A-2 Acquisition Corp., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trammell Crow Company, a Delaware corporation (“Trammell Crow”). Under the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would be merged with and into Trammell Crow (the “Merger”), the separate corporate existence of Merger Sub would cease and Trammell Crow would continue as the surviving corporation of the Merger and as a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of Trammell Crow issued and outstanding immediately prior to the effective time (other than shares held by Trammell Crow, the Company or any of their subsidiaries, or any stockholders who properly exercise appraisal rights under Delaware law), will be automatically converted into the right to receive $49.51 in cash per share, without interest, less any applicable withholding taxes.

The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the stockholders of Trammell Crow pursuant to applicable law and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger Agreement contains certain termination rights and provides that in the event of termination under certain specific circumstances, including due to a material breach by Trammell Crow, Trammell Crow may be required to pay the Company a termination fee equal to $40,000,000. The Merger Agreement also provides that upon the termination of the Merger Agreement under certain specified circumstances, the Company may be required to pay Trammell Crow a termination fee in the amount of $100 million (in the case of certain terminations in the event applicable antitrust approvals are not received) or $200 million (in the case of certain terminations including due to a material breach by the Company).

Pursuant to the terms of the Merger Agreement, the Company has agreed to cause its wholly-owned subsidiary, CB Richard Ellis Services, Inc. (“Services”), to launch no later than November 6, 2006 a tender offer and consent solicitation for all of the outstanding 9-3/4% Senior Notes due 2010 of Services. Details with respect to the tender offer and consent solicitation will be set forth in tender offer documents. In the event the requested consents are received, Services will promptly enter into a supplemental indenture reflecting the approved amendments to the indenture; provided that the amendments contained in such supplemental indenture shall become operative upon the acceptance of the debt tender offer. The closing of the debt tender offer will be conditioned on a majority of the principal amounts of the notes being tendered in order to effect the requested amendments to the indenture but will not be conditioned on consummation of the Merger. Upon the closing of the debt tender offer, in accordance with the terms of the debt tender offer, Services will purchase the notes tendered in the debt tender offer, including payment of any applicable premiums and all related fees and expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, as they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the execution of the Merger Agreement, the Company received a Commitment Letter dated as of October 30, 2006 from Credit Suisse and Credit Suisse Securities (USA) LLC (the “Commitment Letter”), providing for senior secured term loan facilities (the “Term Facilities”) in an aggregate principal amount of up to $2,200,000,000, allocated between a five-year $1,200,000,000 tranche A term loan facility and a 7-year $1,000,000,000 tranche B term loan facility. A majority of the loans under the Term Facilities will be used by the Company to pay the merger consideration under the Merger Agreement. In addition, the Company will seek to amend its existing credit agreement dated as of June 26, 2006 with Credit Suisse and a syndicate of lenders (the “Existing Credit Agreement”) to, among other things, allow the consummation of the Merger and the incurrence of the Term Facilities. If this proposed amendment is not obtained, the Commitment Letter provides for replacement revolving credit facilities in an aggregate principal amount of $600,000,000 substantially on the same terms provided for in the Existing Credit Agreement (collectively with the Term Facilities, the “Credit Facilities”). The Credit Facilities will be guaranteed and secured on substantially the same basis as the loans under the Existing Credit Agreement. The definitive agreements to be entered into with respect to the Credit Facilities will contain customary representations, warranties and covenants, and the closing of the Credit Facilities will be subject to the satisfaction of customary closing conditions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is attached as Exhibit 2.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, certain stockholders of Trammell Crow entered into voting agreements (collectively, the “Voting Agreements”) with Trammell Crow, the Company and Merger Sub pursuant to which such stockholders agreed to vote his or her Common Stock in favor of approving and adopting the Merger Agreement and the Merger.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01:	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.01	Agreement and Plan of Merger, dated as of October 30, 2006, by and among Trammell Crow Company, CB Richard Ellis Group, Inc. and A-2 Acquisition Corp.

2.02	Commitment Letter, dated as of October 30, 2006, by and among Credit Suisse, Credit Suisse Securities (USA) LLC and CB Richard Ellis Services, Inc.

10.1	Form of Voting Agreement, dated October 30, 2006, among Trammell Crow Company, CB Richard Ellis Group, Inc., A-2 Acquisition Corp and certain stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2006	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ Kenneth J. Kay
Kenneth J. Kay
Chief Financial Officer